UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2002

                            REGENCY AFFILIATES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

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                   Delaware                                  1-7949                             72-0888772
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
(State or other jurisdiction of incorporation)        (Commission File No.)          (IRS Employer Identification No.)
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       610 N.E. Jensen Beach Blvd.
          Jensen Beach, Florida                             34957
          ---------------------                             -----

(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (772) 334-8181
                                                           --------------

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On October 16, 2002, the Company redeemed the 754,950 shares of common stock of the Company owned by Statesman Group, Inc. ("Statesman") for an aggregate redemption price of $1,020,000 (approximately the market value of the common stock at the time of redemption) pursuant to the terms of a Redemption Agreement, dated October 16, 2002, between the Company and Statesman (the "Redemption Agreement"). In connection with the redemption, each of the current directors of the Company has resigned effective October 28, 2002, (absent the occurrence of certain events), at which time persons designated by the Lender (as defined below) shall serve as the successor members of the Board of Directors. In addition, simultaneously with the redemption, all of the officers of the Company resigned. Laurence S. Levy, an affiliate of the Company, has been appointed President and Chief Executive Officer of the Company. Neil N. Hasson, also an affiliate of the Lender, has been appointed Chief Financial Officer and Secretary of the Company. Both new executive officers entered into employment agreements with the Company.

The Company funded the redemption price and the related transactions with Statesman discussed below with the proceeds of loans from Royalty Holding LLC (the "Lender"), an unaffiliated third party, pursuant to a Note Purchase Agreement (the "Note Purchase Agreement"), dated October 16, 2002, between the Company and the Lender entered into on October 16, 2002. Pursuant to the Note Purchase Agreement, the Lender purchased (i) a $3,500,000 5% Convertible Promissory Note of the Company due October 16, 2012 and (ii) a $1,250,000 9% Promissory Note of the Company due October 16, 2007. Under both notes, interest payments not paid currently accrue without penalty or default. All unpaid interest and principal under the 5% Convertible Note may be converted at any time at the option of the holder into shares of Company common stock at a conversion rate of $2.00 per share. Accordingly, a total of 1,750,000 shares of common stock of the Company (plus shares issuable in respect of accrued and unpaid interest on such note at the time of exercise) are issuable to the Lender upon conversion of the 5% Convertible Note, representing approximately 59.31% (not including shares issuable in respect of such accrued and unpaid interest) of the common stock that would be outstanding following such exercise. The notes are unsecured, but do contain covenants prohibiting the Company from incurring indebtedness ranking senior or pari passu with the indebtedness under the notes. The notes are prepayable at any time without premium or penalty and the 9% Promissory Note must be prepaid upon the receipt by the Company of sufficient proceeds from its investment in Security Land and Development Company Limited Partnership ("Security Land") after discharge of certain pre-existing indebtedness of the Company. In addition to customary default provisions under the notes, the notes would be in default if within thirty days following the expiration or earlier termination of the current lease relating to the property held by Security Land, the current tenant under such lease has not renewed such lease or entered into a new lease for the property. A default under one note would also trigger a default under the other note.

In connection with the Redemption Agreement, the Company acquired from Statesman a three year option to purchase the 20% stock interest in National Resource Development Corporation held by Statesman. To exercise the option, the Company must deliver to Statesman for cancellation the $2.44 million note issued to the Company by Statesman in October 2001. As consideration for the option, the Company (i) paid Statesman $250,000, (ii) amended the $2.44 million note and related pledge agreement to limit the Company's recourse under the note and
(iii) transferred to Statesman certain office furniture and equipment owned by the Company.

In connection with the Redemption Agreement, the Company also entered into a Contingent Payment Agreement with William R. Ponsoldt, Sr., the former President and Chief Executive Officer of the Company, whereby payment of $1,508,000 of accrued compensation owed to Mr. Ponsoldt by the Company became subject to the satisfaction of certain conditions precedent.

In connection with the Redemption Agreement, the Company also entered into an agreement with Statesman providing for (i) an amendment to the Certificate of Designations of the Series C Preferred Stock for the Company and (ii) certain limitations on the ability of Statesman to issue or transfer shares or other beneficial interests in Statesman or to sell, transfer, purchase or acquire any capital stock of the Company, in each case without first receiving written confirmation from the Company that such issuance or transfer would not adversely affect the Company's ability to utilize its net operating loss carryforwards. The Company paid Statesman an aggregate amount of $2,730,000 in consideration of the foregoing agreements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit: 99.1     Redemption Agreement, dated October 16, 2002, between the
                  Company and Statesman.

Exhibit: 99.2     Call Option Agreement, dated October 16, 2002, between the
                  Company and Statesman.

Exhibit: 99.3     Contingent Payment Agreement, dated October 16, 2002, between the Company and William R. Ponsoldt, Sr.

Exhibit: 99.4     Amended and Restated Certificate of Designations of the Series
                  C Preferred Stock.

Exhibit: 99.5     Note Purchase Agreement, dated October 16, 2002, between the
                  Company Royalty Holdings LLC..

Exhibit: 99.6     5% Convertible Promissory Note of the Company.

Exhibit: 99.7     9% Promissory Note of the Company.

Exhibit: 99.8     Amended and Restated Promissory Note of the Company.

Exhibit: 99.9     Amendment No. 1 to Pledge Agreement.

Exhibit: 99.10    Letter Agreement, dated October 16, 2002, between the Company and Statesman.

Exhibit 99.11     Employment Agreement, dated October 16, 2002, between Laurence
                  S. Levy and the Company

Exhibit 99.12 Employment Agreement, dated October 16, 2002, between Neil N. Hasson and the Company

                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGENCY AFFILIATES, INC.


                                        By: /s/ Laurence S. Levy
                                            ------------------------------------
                                        Name:  Laurence S. Levy
                                        Title: President

Date: October 18, 2002